Exhibit 10.2
This Amendment to Facility Agreement (the “Facility Amendment”) contains representations and warranties that the Lenders (“Lenders”) and Insulet Corporation (“Insulet”) made to each other. These representations and warranties were made only for the purposes of the signing of the Facility Amendment and solely for the benefit of the Lenders and Insulet as of specific dates, may be subject to important limitations and qualifications agreed to by the Lenders and Insulet in connection with the signing of the Facility Amendment, and may not be complete. Furthermore, these representations and warranties may have been made for the purposes of allocating contractual risk between the Lenders and Insulet instead of establishing these matters as facts, and may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of the filing of the Facility Amendment by Insulet with the Securities and Exchange Commission. Accordingly, you should not rely upon the representations and warranties contained in the Facility Amendment as characterizations of the actual state of facts, since they were intended to be for the benefit of, and to be limited to, the Lenders and Insulet.
AMENDMENT TO FACILITY AGREEMENT
     AMENDMENT dated September 25, 2009 (this “Amendment”) to the FACILITY AGREEMENT (the “Agreement”), dated as of March 13, 2009 (the “Agreement Date”), between Insulet Corporation, a Delaware corporation (the “Borrower”), and those lenders set forth on the signature page hereof (individually, a “Lender” and together, the “Lenders” and, collectively with the Borrower, the “Parties”), pursuant to which the Lenders agreed to lend to the Borrower up to $60,000,000, subject to the terms and conditions set forth in the Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.
W I T N E S S E T H:
     WHEREAS, on March 31, 2009, the Borrower borrowed from the Lenders an initial Disbursement of $27,500,000 pursuant to the Agreement (the “Outstanding Principal Amount”);
     WHEREAS, on the date hereof the Borrower and the Lenders have entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Lenders have agreed to purchase from the Borrower, and the Borrower has agreed to issue and sell to the Lenders, shares of the Borrower’s Common Stock;
     WHEREAS, concurrently with the Closing (as defined in the SPA), the Borrower and the Lenders desire that the following events will occur: (i) the Borrower will prepay in full the Outstanding Principal Amount and accrued and unpaid interest thereon to such date, (ii) the Notes issued on March 13, 2009 by the Borrower to the Lenders in the Outstanding Principal Amount (the “Original Notes”) will be cancelled and (iii) notwithstanding anything in the Agreement to the contrary, the Lenders will effect a Disbursement of $32,500,000 to the Borrower pursuant to the Agreement; and
     WHEREAS, in connection with the foregoing, the Parties desire to amend the Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Lenders and the Borrower agree as follows:
     1. Concurrently with the Closing: (a) the Borrower shall prepay in full the Outstanding Principal Amount and accrued and unpaid interest thereon to such date, and upon receipt of such prepayment, the Lenders shall cancel the Original Notes; and (b) notwithstanding anything in the Agreement to the contrary, the Lenders will effect a Disbursement (the “New Disbursement”) of $32,500,000 (the “New Principal Amount”) to the Borrower pursuant to the Agreement, and the Borrower shall deliver to the Lenders Notes for the New Principal Amount in the form attached hereto as Exhibit A.
     2. Effective as of the Closing:
     (a) The definition of Interest Rate set forth in the Agreement is amended and restated in its entirety to read as follows: “8.5% simple interest per annum, payable on the outstanding principal amount of each of the Notes.”
     (b) The definition of Loan set forth in the Agreement is amended to read as follows: “means the loan to be made available by the Lenders to the Borrower pursuant to Section 2.2 in the amount of thirty-two million five hundred thousand Dollars ($32,500,000)”.
     (c) The definition of Notes in the Agreement is amended and restated in its entirety to read as follows: “means the notes issued to the Lenders evidencing the Loan in the form attached hereto as Exhibit A.”
     (d) Section 2.2 of the Agreement (“Disbursements”) is amended and restated in its entirety to read as follows: “Upon the Closing (as defined in that certain Securities Purchase Agreement, dated as of September 25, 2009, by and among the Borrower and the Lenders), the Lenders agree to advance to the Borrower the amount of the Loan (the “Disbursement”).
     (e) The last sentence of Section 2.3 of the Agreement (“Payments”) is amended to read as follows: “Except in the event that the Lenders deliver a Put Notice to the Borrower in accordance with the terms of Section 5.4 of the Agreement, in which case the terms of Section 5.4 of the Agreement shall apply and no additional amounts per this Section 2.3 shall be due and payable, the Borrower may prepay the Loan at any time upon payment of the principal amount outstanding and accrued and unpaid interest thereon to the date of prepayment plus if such prepayment is effected (a) from the date hereof to April 18, 2010, 5% of such principal amount, (b) from April 19, 2010 to October 18, 2010, 4% of such principal amount, (c) from October 19, 2010 to April 18, 2011, 3% of such principal amount, (d) from April 19, 2011 to October 18, 2011, 2% of such principal amount, and (e) from and after October 19, 2011, zero.”
     (f) Section 2.7 of the Agreement (“Costs, Expenses and Losses”) is amended and restated in its entirety to read as follows: “If, as a result of any failure by the Borrower to pay any sums due under this Agreement on the due date therefor (after the expiration of any applicable grace periods), the Lenders shall incur costs, expenses and/or losses, by reason of the liquidation or redeployment of deposits from third parties or in connection with obtaining funds to maintain any Disbursement, the Borrower shall pay to the Lenders upon request by the Lenders, the amount of such costs, expenses and/or losses within fifteen (15) days after receipt by it of a certificate from the Lenders setting forth in reasonable detail such costs, expenses and/or losses, along with supporting documentation. For the purposes of the preceding sentence, “costs, expenses and/or losses” shall include, without limitation, any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense which may be incurred in obtaining, liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund the Loan or any portion thereof.”
     (g) Sections 2.9(b) and 2.9(c) (“Delivery of Warrants”) and 2.9(B) (“Commitment to Provide Funding Fee”) of the Agreement are deleted.
     (h) Section 5.5 of the Agreement (“General Acceleration Provision upon Events of Default”) is amended to delete the phrase “cancel the Borrower’s right to request Disbursements and” from the first sentence thereof.
     (i) Schedule 2 to the Agreement is deleted.
     (j) Exhibit A to the Agreement is replaced by Exhibit A attached hereto.
     (k) Exhibit B to the Agreement is deleted.
     3. Notwithstanding anything in the Agreement to the contrary, the Borrower’s ability to issue Disbursement Requests shall terminate as of the date of this Amendment.
     4. Except as amended by this Amendment, the Agreement remains in full force and effect.
     5. The Borrower hereby certifies to the Lenders that the representations and warranties in Article 3 of the Agreement are true in all material respects on the date hereof with the same effect as though such representations and warranties had been made on today’s date.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned Lender and the Borrowers have caused this Amendment to be duly executed as of the date first written above.

BORROWER: INSULET CORPORATION
By:	/s/ Duane DeSisto
	Name:	Duane DeSisto
	Title:	Chief Executive Officer

LENDERS: DEERFIELD PRIVATE DESIGN FUND, L.P.
By:	Deerfield Capital, L.P., its General Partner

By:	J.E. Flynn Capital LLC, its General Partner

By:	/s/James E. Flynn
Name:	James E. Flynn
Its:	President

DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.
By:	Deerfield Capital, L.P., its General Partner

By:	J.E. Flynn Capital LLC, its General Partner

By:	/s/James E. Flynn
Name:	James E. Flynn
Its:	President

DEERFIELD PARTNERS, L.P.
By:	Deerfield Capital, L.P., its General Partner

By:	J.E. Flynn Capital LLC, its General Partner

By:	/s/James E. Flynn
Name:	James E. Flynn
Its:	President

DEERFIELD INTERNATIONAL LIMITED
By:	/s/James E. Flynn
Name:	James E. Flynn
Its:	Authorized Signatory

Exhibit A (“Form of Note”) to the Amendment to Facility Agreement has been omitted in accordance with Item 601(b)(2) of Regulation S-K. Insulet Corporation will furnish supplementally a copy of the omitted exhibit to the Securities and Exchange Commission upon request; provided, however, that Insulet Corporation may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any exhibit so furnished.